UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2330 NW Everett St. Portland, Oregon		97210
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an effort to improve cash flow, Semler Scientific, Inc. (the “Company”) implemented measures to reduce expenses and renegotiate longer payment terms in its existing contracts. In connection therewith, it reached agreements with its principal executive officer, principal financial officer, and had previously reached agreement with a named executive officer as follows:

On July 21, 2015, the Company and James M. Walker, its chief financial officer (principal accounting officer), agreed to amend the terms of the Company’s agreement with The Brenner Group, effective August 1, 2015, to reduce his time commitment to 20 hours per month from the current 40 hours, and The Brenner Group will reduce the flat monthly billing from $10,000 per month to $5,000 per month.

On July 21, 2015, the Company and Douglas Murphy-Chutorian, M.D., its chief executive officer (principal executive officer), agreed to suspend the $30,000 monthly installment payments on his accrued consulting fees until August 2016, at which time such accrued consulting fees will be paid in full in one lump sum. Prior to becoming a director and then chief executive officer of the Company, Dr. Murphy-Chutorian performed consulting services for the Company. These consulting services included managing finance, sales, marketing, operational and strategic planning for the Company, as well as assistance and strategic guidance in securing financing. Approximately $227,025.50, of such receivable remains unpaid as of the date hereof. In addition, Dr. Murphy-Chutorian has agreed that bonus to be paid to him in 2016 of up to $132,974.50 will not be paid until August 2016.

In April 2015, the Company and Robert G. McRae, its chief operating officer, agreed to amend the terms of his employment arrangement to reflect a reduced schedule of 32 hours per week, with a corresponding decrease in salary.

On July 21, 2015, the Compensation Committee approved the grant of stock options to acquire an aggregate 668,250 shares of the Company’s common stock, which options will have an exercise price equal to $3.44 (the closing price on the grant date), have a term of 10-years, and will vest monthly over one-year, but which are contingent upon stockholder approval of an increase in the option pool under the Company’s 2014 Stock Incentive Plan. Of these options that are contingent upon stockholder approval, 180,000 were granted to Dr. Murphy-Chutorian, and an aggregate of 143,500 were granted to the Company’s non-employee directors as follows:

Bruce J Barclay	23,750
Greg L. Garfield	20,000
Arthur N. Leibowitz, M.D., F.A.A.P.	15,000
Aidan M. Collins	22,500
Wayne T. Pan, M.D., Ph.D.	19,750
Dr. Herbert J. Semler	27,500
Shirley L. Semler	15,000

In addition, on July 21, 2015, the Compensation Committee approved a modification to the non-employee director compensation program effective August 1, 2015, providing for the cash fees to be paid annually, rather than quarterly. In light of such modification, the payment of cash compensation for the next year to non-employee directors pursuant to the Company’s non-employee director compensation program will be in August 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Douglas Murphy-Chutorian, M.D.
Name: Douglas Murphy-Chutorian, M.D. Title: Chief Executive Officer

Date: July 24, 2015